CHEVIOT




Contact:          Thomas J. Linneman                       For immediate release
                  513-661-0457



             Cheviot Financial Corp. Reports Second-Quarter Earnings


CINCINNATI, Ohio - July 23, 2007 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the second fiscal quarter of 2007 of $272,000, or $0.03 cents per share compared with net earnings of $406,000, or $0.04 cents per share for the second fiscal quarter of 2006. For the six months ended June 30, 2007 net earnings was $478,000, or $0.05 cents per share compared with net earnings of $867,000, or $0.09 cents per share for the six months ended June 30, 2006.

The quarter-over-quarter decrease in net earnings reflects a $121,000 decrease in net interest income and a $100,000 increase in general, administrative and other expenses, which were partially offset by a $26,000 increase in other income and a decrease of $61,000 in the provision for federal income taxes.

For the first six months of 2007, the Company's decline in earnings was generally driven by a decrease of $269,000 in net interest income, as well as an increase of $347,000 in general, administrative and other expenses, which were partially offset by a $35,000 increase in other income and a decrease of $192,000 in the provision for federal income taxes.

At June 30, 2007, Cheviot Financial Corp. had consolidated total assets of $316.5 million, total liabilities of $246.7 million, including deposits of $212.3 million, and shareholders' equity of $69.7 million, or 22.0% of total assets.

Cheviot Savings Bank was established in 1911 and currently has six full-service offices in Hamilton County, Ohio, as well as one loan production office in West Chester, Ohio.


                                      # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                            Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (In thousands)
                               (Unaudited)

                                                                                 June 30,                  December 31,
                             ASSETS                                                  2007                          2006

Cash and cash equivalents                                                         $ 5,442                       $ 5,490
Investment securities                                                              49,642                        49,463
Loans receivable                                                                  246,670                       241,178
Other assets                                                                       14,721                        13,649
                                                                                ---------                     ---------
      Total assets                                                              $ 316,475                     $ 309,780
                                                                                =========                     =========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                                        $ 212,304                     $ 205,450
Advances from the FHLB                                                             32,521                        29,236
Other liabilities                                                                   1,914                         2,894
                                                                                ---------                     ---------
      Total liabilities                                                           246,739                       237,580

Shareholders' equity                                                               69,736                        72,200
                                                                                ---------                     ---------
      Total liabilities and shareholders' equity                                $ 316,475                     $ 309,780
                                                                                 =========                     =========


                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                (Unaudited)

                                                              Three months ended                              Six months ended
                                                                    June 30,                                       June 30,
                                                             2007               2006                     2007             2006
Total interest income                                        $ 4,418            $ 4,024                $ 8,755          $ 7,867
Total interest expense                                         2,336              1,821                  4,585            3,428
                                                             -------            -------                -------          -------
      Net interest income                                      2,082              2,203                  4,170            4,439

Provision for losses on loans                                      -                  -                      -                -
                                                             -------            -------                -------          -------
      Net interest income after provision
        for losses on loans                                    2,082              2,203                  4,170            4,439

Other income                                                     129                103                    258              223
General, administrative and other expense                      1,802              1,702                  3,729            3,382
                                                             -------            -------                -------          -------
      Earnings before federal income taxes                       409                604                    699            1,280

Federal income taxes                                             137                198                    221              413
                                                             -------            -------                -------          -------
      NET EARNINGS                                             $ 272              $ 406                  $ 478            $ 867
                                                             =======            =======                =======          =======
Earnings per share - basic and diluted                        $ 0.03             $ 0.04                 $ 0.05           $ 0.09
                                                             =======            =======                =======          =======
